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                    ALEX SHESHUNOFF & CO. INVESTMENT BANKING






April 5, 1996




                          CONSENT OF FINANCIAL ADVISOR


     We consent to the use of our opinion letter as an appendix to the Proxy Statement-Prospectus which forms a part of this Registration Statement on Form S-4 and to the references to our firm in the Registration Statement on Form S-4.



/s/ Alex Sheshunoff & Co. Investment Banking

ALEX SHESHUNOFF & CO. INVESTMENT BANKING







                                    Ex. 23d-1